June 23, 2003



U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:    American Depositary Shares Evidenced by American
 Depositary Receipts each representing Ten Ordinary
Share of Berkeley  Technology Limited  (formerly known
 as London Pacific Group Limited ) (File No. 333-11658)
************************

Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of
 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American
Depositary Receipts are to be issued, we enclose a copy of the overstamped ADR certificate reflecting the name change to Berkeley Technology Limited (formerly known as London Pacific Group Limited ).


Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Berkeley
Technology Limited.

Please contact me with any questions or
 comments on 212 815- 2247.


______________________
Robert Spinogatti
Vice President


Encl.

cc:    Paul Dudek, Esq.
         (Office of International Corporate Finance)